UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.    Regulation FD Disclosure.
On February 27, 2014, at 12:30 p.m. (EST), State Street Corporation (“State Street”) will webcast a presentation to investors and analysts by Joseph L. Hooley, Chairman, President and Chief Executive Officer, Michael W. Bell, Executive Vice President and Chief Financial Officer, and other members of State Street's executive leadership team.
The slides that Messrs. Hooley and Bell and other members of State Street's executive leadership team will present and related information are furnished herewith as Exhibit 99.1 and are incorporated herein by reference. The presentation will be accessible, in listen-only mode, on State Street’s investor relations home page, at www.statestreet.com/stockholder, and via telephone, at +1 (706) 679-5594 (Conference ID # 89802257) and +1 (877) 423-4013 (Conference ID # 89802257). Recorded replays of the presentation will be available on the website and by telephone at +1 (404) 537-3406 (Conference ID # 89802257) and +1 (855) 859-2056 (Conference ID # 89802257) beginning at approximately 5:30 p.m. (EST) that day. The telephone replay will be available for approximately two weeks following the webcast.
The information in this Item 7.01, and in Exhibit 99.1 attached to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Item 7.01, such Exhibit 99.1 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Exhibits.

(d)    Exhibits

99.1
Slides and related information for the webcast presentation by Joseph L. Hooley, Michael W. Bell and other members of State Street's executive leadership team to investors and analysts on February 27, 2014 (such Exhibit 99.1 is furnished and not filed).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ James J. Malerba
	Name:	James J. Malerba
	Title:	Executive Vice President, Corporate Controller and Chief Accounting Officer
Date: February 27, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1
Slides and related information for the webcast presentation by Joseph L. Hooley, Michael W. Bell and other members of State Street's executive leadership team to investors and analysts on February 27, 2014 (such Exhibit 99.1 is furnished and not filed).